UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 29, 2006 (the “Distribution Date”), the distribution (the “Distribution”) by First Data Corporation (“First Data”) of all of the outstanding shares of common stock of The Western Union Company (“Western Union” or the “Company”) to the stockholders of First Data was completed in a spin-off intended to qualify for tax-free treatment.

On the Distribution Date, and in consideration for the contribution by First Data to Western Union of its money transfer and consumer payments businesses, Western Union transferred to First Data $100.0 million in cash, notes with an aggregate principal amount of $1.0 billion and 765,255,173 shares of Western Union common stock, par value $0.01 per share.

In connection with the Distribution, Western Union entered into certain agreements with First Data to govern the terms of the spin-off and to define the ongoing relationship between Western Union and First Data following the spin-off, allocating responsibility for obligations arising before and after the spin-off, including obligations with respect to liabilities relating to First Data’s business and to Western Union’s business and obligations with respect to each company’s employees, certain transition services and taxes.

Separation and Distribution Agreement

On the Distribution Date, Western Union entered into a Separation and Distribution Agreement with First Data which provides, among other things, for the principal corporate transactions required to effect the contribution by First Data of the subsidiaries that operate Western Union’s business, the distribution of Western Union common stock to the holders of record of First Data common stock and certain other agreements governing Western Union’s relationship with First Data after the spin-off. The contribution by First Data to Western Union of the subsidiaries that operate Western Union’s business and related assets occurred immediately prior to the Distribution. The contribution was made on an “as is, where is” basis without any representations or warranties, and Western Union will bear the economic and legal risk of the contribution. First Data generally will not retain any of the liabilities of the subsidiaries contributed to Western Union or liabilities associated with the related assets contributed to Western Union, and Western Union and the contributed subsidiaries have agreed to perform and fulfill all of the liabilities arising out of the operation of the money transfer and consumer payments businesses. A copy of the Separation and Distribution Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference into this Item 1.01.

Tax Allocation Agreement

On the Distribution Date, Western Union entered into a Tax Allocation Agreement with First Data that sets forth the rights and obligations of First Data and Western Union with respect to taxes imposed on each company’s respective businesses both prior to and after the spin-off and taxes and other liabilities that could be imposed as a result of a final determination by the Internal Revenue Service that is inconsistent with the anticipated tax consequences, as set forth in the private letter ruling received by First Data from the Internal Revenue Service, in connection with the spin-off (and certain related transactions) if such transactions do not qualify for tax-free treatment under the Internal Revenue Code. A copy of the Tax Allocation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference into this Item 1.01.

Employee Matters Agreement

On the Distribution Date, Western Union entered into an Employee Matters Agreement with First Data which provides for each company’s respective obligations to employees and former employees who are or were associated with Western Union and for other employment and employee benefits matters. A copy of the Employee Matters Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference into this Item 1.01.

Transition Services Agreement

On the Distribution Date, Western Union entered into a Transition Services Agreement with First Data pursuant to which First Data and Western Union will provide each other with a variety of administrative services for a period of time following the spin-off. Services provided by First Data to Western Union include data center hosting; disaster recovery and monitoring services; call center support, network connectivity, system support (e.g., financial, legal, human resources, treasury and audit systems); information security system support; payroll; benefits; and human resources. First Data has agreed to make each service available to Western Union on an as-needed basis for a period of time not to exceed one year following the Distribution Date. The fees charged for the services will be based on either cost plus or local market conditions for comparable services. A copy of the Transition Services Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference into this Item 1.01.

Patent Ownership Agreement

On the Distribution Date, Western Union entered into a Patent Ownership Agreement and Covenant Not to Sue with First Data which will govern the ownership of and rights relating to certain patents. A copy of the Patent Ownership Agreement and Covenant Not to Sue is attached hereto as Exhibit 10.4 and incorporated herein by reference into this Item 1.01.

Money Order Agreement

Prior to the Distribution Date, Western Union Financial Services, Inc., which became an indirect wholly owned subsidiary of Western Union in connection with the spin-off, entered into a Retail Money Order Issuance and Management Agreement with Integrated Payment Systems Inc., a subsidiary of First Data. A description of the Retail Money Order Issuance and Management Agreement was included in Western Union’s Registration Statement on Form 10, and a form of the agreement was filed as an exhibit to the Registration Statement on Form 10. A fully-executed copy of the Retail Money Order Issuance and Management Agreement is attached hereto as Exhibit 10.5 and incorporated herein by reference into this Item 1.01.

Revolving Credit Agreement

On September 27, 2006, Western Union entered into unsecured financing facilities in an aggregate amount of $1.5 billion with a syndicate of lenders including Citibank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners (the “Western Union Financing Facility”). On September 29, 2006, Western Union made an initial borrowing under the Western Union Financing Facility in an aggregate principal amount equal to $100 million in connection with the spin-off.

The Western Union Financing Facility provides for a $1.5 billion revolving credit facility, a $250 million letter of credit subfacility and a swing line subfacility in the amount of up to $150 million. The Western Union Financing Facility contains certain covenants that limit or restrict indebtedness of significant subsidiaries and Western Union’s or any significant subsidiary’s incurrence of liens, mergers and consolidations and sale and leaseback transactions, subject to certain exceptions. Western Union is also required to maintain compliance with a consolidated interest coverage ratio covenant. The final maturity date of the Western Union Financing Facility is September 27, 2011.

A copy of the Western Union Financing Facility is attached hereto as Exhibit 10.6 and incorporated herein by reference into this Item 1.01.

FFMC Bridge Loan

On September 27, 2006, First Financial Management Corporation (“FFMC”), the outstanding capital stock of which was contributed by First Data to Western Union on the Distribution Date, entered into an unsecured financing facility in an aggregate amount of $2.4 billion with a syndicate of lenders including Citicorp North America, Inc., as administrative agent, Wachovia Bank, National Association, as syndication agent, and Morgan Stanley Bank, as documentation agent (the “FFMC Bridge Loan”). On September 29, 2006, FFMC borrowed under the FFMC Bridge Loan an aggregate principal amount equal to $2.4 billion in connection with the spin-off.

The FFMC Bridge Loan provides for a $2.4 billion term credit facility. The FFMC Bridge Loan contains certain covenants that limit or restrict indebtedness of significant subsidiaries and FFMC’s or any significant subsidiary’s incurrence of liens, mergers and consolidations and sale and leaseback transactions, subject to certain exceptions. The final maturity date of the FFMC Bridge Loan is September 26, 2007.

A copy of the FFMC Bridge Loan is attached hereto as Exhibit 10.7 and incorporated herein by reference into this Item 1.01.

Director Indemnification Agreements

On the Distribution Date, Western Union entered into director indemnification agreements with the following individuals, each of whom is an outside director of the Company: Jack M. Greenberg, Dinyar S. Devitre, Betsy D. Holden, Alan J. Lacy, Linda Fayne Levinson, Roberto G. Mendoza, Michael A. Miles and Dennis Stevenson. Under each indemnification agreement, Western Union has agreed to indemnify and hold harmless each individual to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of each indemnification agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors. A copy of the form of director indemnification agreement is attached hereto as Exhibit 10.8 and incorporated herein by reference into this Item 1.01.

Executive Officer Employment Agreements

Employment Agreement with David G. Barnes, Executive Vice President, Finance and Strategic Development

Western Union is a party to an employment agreement with David G. Barnes, pursuant to which Mr. Barnes will serve as executive vice president of finance and strategic development of the Company. The terms of Mr. Barnes’ employment agreement provide for (i) an annual base salary of $475,000, subject to merit increases, (ii) a guaranteed bonus of 70% of Mr. Barnes’ annualized base salary for 2006, prorated from August 15, 2006 through December 2006, (iii) eligibility to participate in the Senior Executive Incentive Plan of the Company, (iv) sign-on bonus of $75,000, subject to forfeiture if Mr. Barnes’ employment is terminated within 12 months of his start date, unless such termination is involuntarily and not for cause, (v) eligibility to participate in the Company’s retirement, health, welfare and financial security benefit programs, (vi) eligibility for an annual target grant of either stock options or a combination of stock options and restricted stock with respect to the Western Union common stock of approximately two times Mr. Barnes’ base salary and (vii) relocation assistance. The terms of Mr. Barnes agreement also provides that Mr. Barnes will be eligible for a grant of stock options to purchase 50,000 shares of common stock of First Data, which options were replaced with substitute Western Union stock options in connection with the spin-off. The employment agreement does not have a fixed term and may be terminated by either party at any time for any reason, provided that if Mr. Barnes’ employment is involuntarily terminated and not for cause within the first two years of employment, Mr. Barnes will be eligible for 24 months termination pay equal to $1,615,000 subject to Section 409A of the Internal Revenue Code (“Section 409A”). If, however, the applicable Western Union Executive Severance Plan provides for a severance payment that is equal to or greater than the severance payments provided for under the employment agreement, then Mr. Barnes will receive severance benefits equal to the applicable Western Union executive severance plan rather than the terms of the employment agreement. After the second anniversary of his employment date, Mr. Barnes will be subject to the then applicable Western Union executive severance plan, if any.

A copy of Mr. Barnes’ employment agreement is attached hereto as Exhibit 10.9 and incorporated herein by reference into this Item 1.01.

Employment Agreement with Scott T. Scheirman, Executive Vice President and Chief Financial Officer

On September 30, 2006, the Company entered into an employment agreement with Scott T. Scheirman pursuant to which Mr. Scheirman will serve as executive vice president and chief financial officer of the Company and as a member of the Western Union Executive Committee. The terms of Mr. Scheirman’s employment agreement provide for (i) an annual base salary of $425,000, subject to merit increases, (ii) eligibility to participate in the Company’s 2006 Long-Term Incentive Plan and Senior Executive Incentive Plan, (iii) receipt, on or about September 29, 2006, of Western Union stock options and restricted stock valued at approximately $1,912,500, (iv) financial planning services, (v) eligibility to receive stock options, restricted stock and other compensation consistent with similarly situated members of the Executive Committee and (vi) eligibility to participate in the Company’s retirement, health and welfare programs on the same basis as similarly situated employees. The employment period under the employment agreement commences on October 1, 2006 and, unless terminated earlier pursuant to the terms of the employment agreement, ends on November 30, 2008. The employment agreement provides that during February 2008, either Western Union or Mr. Scheirman may give notice to the other party that the employment relationship will terminate effective November 30, 2008 (the “Termination Election”). The employment agreement further provides that the employment relationship may be terminated by Mr. Scheirman prior to February 29, 2008, subject to the Company’s right to cure, for good reason (as defined in the employment agreement) or by the Company prior to February 29, 2008 other than for cause (as defined in the employment agreement) (the “Good Reason or No Cause Termination”). The terms of Mr. Scheirman’s employment agreement provide for the following termination payments and provisions: (i) termination payments equal to two times the sum of Mr. Scheirman’s annual base salary and annual target bonus plus a prorated amount of Mr. Scheirman’s annual target bonus payable to Mr. Scheirman for 2008, in the case of a Termination Election, or the year in which termination occurs, in the case of a Good Reason or No Cause Termination, to be paid, subject to Section 409A, over a 24 consecutive month period, commencing on November 30, 2008, in the case of a Termination Election, or on the date of termination, in the case of a Good Reason or No Cause Termination; (ii) effective March 1, 2008, in the case of a Termination Election, or the termination date, in the case of a Good Reason or No Cause Termination, the vesting of all non-qualified stock options and restricted stock awards granted in connection with the spin-off and any other non-qualified stock options and restricted stock awards granted from the date of the spin-off through February 29, 2008, in the case of a Termination Election, or the termination date, in the case of a Good Reason or No Cause Termination; (iii) Mr. Scheirman’s unvested awards will be exercisable until February 28, 2009, in the case of a Termination Election, or for three months following the termination date, in the case of a Good Reason or No Cause Termination, subject, in both cases, to Section 409A or until the terms of such awards have expired, if earlier and (iv) lump sum payment equal to the difference in cost between COBRA premiums and active employee premiums for 18 months of COBRA coverage. The Company’s executive severance plan will govern Mr. Scheirman’s termination in the event of a change of control.

A copy of Mr. Scheirman’s employment agreement is attached hereto as Exhibit 10.10 and incorporated herein by reference into this Item 1.01.

Adoption of Equity Compensation, Incentive and Other Benefit Plans

On September 28, 2006, Western Union adopted and First Data, in its capacity as the sole stockholder of Western Union prior to the Distribution, approved, the following equity compensation, incentive and other benefit plans for its executive officers, general employees and non-employee directors:

•	The Western Union Company 2006 Long-Term Incentive Plan (the “2006 LTIP”)

•	The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (the “2006 Director’s Plan”)

•	The Western Union Company Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”)

•	The Western Union Company Severance/Change in Control Policy (the “Severance Plan”)

•	The Western Union Company Senior Executive Incentive Plan (the “SEIP”)

•	The Western Union Company Supplemental Incentive Savings Plan (the “SISP”)

•	The Western Union Company Grandfathered Supplemental Incentive Savings Plan (the “Grandfathered SISP”)

2006 LTIP

The purposes of the 2006 LTIP are (i) to advance the interests of Western Union by attracting and retaining high caliber employees and other key individuals, (ii) to align the interests of Western Union’s stockholders and recipients of awards under the 2006 LTIP by increasing the proprietary interest of such recipients in Western Union’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of Western Union and its stockholders. Awards under the 2006 LTIP may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights, (iii) restricted stock awards,

(iv) restricted stock unit awards, (v) phantom stock units, (vi) performance grants and (vii) bonus awards. A copy of the 2006 LTIP is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference thereto.

2006 Director’s Plan

The purpose of the 2006 Director’s Plan is to advance the interest of Western Union and its stockholders by encouraging increased stock ownership by the Company’s outside directors, in order to promote long-term stockholder value through continuing ownership of Western Union’s common stock. The 2006 Director’s Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards and restricted stock units. A copy of the 2006 Director’s Plan is filed as Exhibit 10.12 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Deferred Compensation Plan

The Deferred Compensation Plan allows those non-employee directors of Western Union selected by the compensation and benefits committee of Western Union’s Board of Directors to elect to defer the receipt of all or any portion of their annual retainers otherwise payable to them in their capacity as non-employee directors of the Company. Elections under the Deferred Compensation Plan will result in the grant of stock options and unrestricted stock units authorized by the 2006 Director’s Plan. A copy of the Deferred Compensation Plan is attached hereto as Exhibit 10.13 and incorporated herein by reference into this Item 1.01.

Severance Plan

The Severance Plan provides for the payment of certain benefits to senior executives of Western Union upon termination of employment from Western Union and upon a change in control of Western Union. The purpose of the Severance Plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who, following a change in control of Western Union, are involuntarily terminated other than for “cause,” or terminate for good reason within twenty-four months after a change in control, and to afford such executives and other employees the opportunity to protect the share value they have helped create in the event of any change in control. The Severance Plan provides for the following severance benefits, which will be the same in the event of a change in control or involuntary termination other than for “cause” except as indicated below:

•	A cash payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs, multiplied by two.

•	A cash payment equal to the senior executive’s prorated bonus at target for the year in which the termination occurs.

•	Provided that the senior executive properly elects continued health care coverage under applicable law, a lump sum payment equal to the difference between active employee premiums and continuation coverage premiums for eighteen months of coverage.

•	Upon a change in control only, all equity compensation awards that were made pursuant to the 2006 LTIP, including those that are performance based, will become fully vested and exercisable on the date of the change of control and the right to exercise awards will continue twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

•	If a senior executive is involuntarily terminated without cause and no change in control has occurred, stock options granted pursuant to the 2006 LTIP will continue to vest and be exercisable for twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms), and restricted stock awards and restricted stock unit awards will vest on a prorated basis based on the period from the grant date to the termination date.

•	If severance benefits payable after a change in control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, an additional cash payment in an amount that after payment of all taxes on such benefits (and on such amount) provides the senior executive with the amount necessary to pay such tax. (If the severance benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.)

A copy of the Severance Plan is attached hereto as Exhibit 10.14 and incorporated herein by reference into this Item 1.01.

SEIP

The SEIP will become effective on January 1, 2007 and will allow Western Union to make annual incentive awards to eligible participants to provide them with an incentive to carry out the Company’s business plan and to reward them for having done so. Western Union’s compensation and benefits committee intends to set performance goals under the SEIP in each year at the beginning of the year, and expects that it will determine the bonuses based on an evaluation of our performance in light of those goals. Amounts payable under the SEIP are intended to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code such that amounts payable under the SEIP would be fully deductible, to the extent permitted by applicable law. A copy of the SEIP is attached hereto as Exhibit 10.15 and incorporated herein by reference into this Item 1.01.

SISP

The SISP provides a select group of senior management and highly compensated employees of Western Union the opportunity to defer a portion of their cash compensation. The SISP is intended to provide participants with an opportunity to supplement their retirement income through deferral of current compensation. The SISP was spun off from the First Data Corporation Supplemental Incentive Savings Plan-2. The SISP is subject to and is intended to comply with Section 409A of the Internal Revenue Code of 1986. A copy of the SISP is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Grandfathered SISP

The Grandfathered Plan also provides a select group of senior management and highly compensated employees of Western Union the opportunity to defer a portion of their cash compensation. The Grandfathered SISP is intended to provide participants with an opportunity to supplement their retirement income through deferral of current compensation. The Grandfathered SISP was spun off from the First Data Corporation Supplemental Incentive Savings Plan-1. Unlike the SISP, the Grandfathered SISP is not subject to Section 409A of the Internal Revenue Code of 1986. A copy of the Grandfathered SISP is attached hereto as Exhibit 10.17 and incorporated herein by reference into this Item 1.01.

Non-Employee Director Compensation Program

On the Distribution Date, prior to the Distribution, the compensation and benefits committee of Western Union’s Board of Directors (the “Compensation Committee”) recommended, and the Board of Directors (the “Board”) approved, the following cash compensation to be paid to non-employee directors of Western Union: (i) an annual retainer fee of $70,000; (ii) an annual retainer fee of $15,000 for the chairperson of each committee of the Board other than the audit committee; and (iii) an annual retainer fee of $25,000 for the chairperson of the audit committee and $10,000 for each other member of the audit committee; provided that the Compensation Committee recommended, and the Board approved, that the initial cash retainer fees paid to non-employee directors equal 125% of the normal annual levels in order to cover the period beginning with the spin-off through the end of 2007.

The Compensation Committee also recommended, and the Board approved, the following equity compensation to be granted to non-employee directors of Western Union: (i) an annual grant of options to purchase shares of Western Union common stock with a value of $75,000; (ii) an annual grant of fully vested stock units with a value of $25,000; and (iii) a grant of options to purchase shares of Western Union’s common stock with a value of $75,000 and fully vested stock units with a value of $25,000 upon initially becoming a director and three years after initially becoming a director, if they are still a director at that time (the “service grants”); provided that the Compensation Committee recommended, and the Board approved, that the initial annual equity grants (but not the service grants) to non-employee directors equal 125% of the normal annual levels in order to cover the period beginning with the spin-off through the end of 2007.

In lieu of the compensation outlined above for other outside directors, the Compensation Committee recommended, and the Board approved, the following compensation for Western Union’s Non-Executive Chairman: (i) an annual retainer fee of $100,000; (ii) an annual grant of options to purchase shares of Western Union common stock with a value of $262,500; (iii) an annual grant of fully vested stock units with a value of $87,500; and (iv) a grant of options to purchase shares of Western Union common stock with a value of $75,000 and fully vested stock units with a value of $25,000 upon initially becoming Western Union’s Non-Executive Chairman and every three years thereafter (the “service grant”); provided that the Compensation Committee recommended, and the Board approved, that the initial cash retainer fee and the initial annual equity grant (but not the service grant) to the Non-Executive Chairman equal 125% of the normal annual levels in order to cover the period beginning with the spin-off through the end of 2007.

Equity Grants to Non-Employee Directors

In connection with the non-employee director compensation program described above, on the Distribution Date, prior to the Distribution, the Compensation Committee approved the grant of nonqualified stock options and unrestricted stock units under the 2006 Director’s Plan to the non-employee directors of Western Union as follows:

Director	Stock Options	Unrestricted Stock Units
Jack M. Greenberg	62,659	8,659
Dinyar S. Devitre	21,281	9,149
Betsy D. Holden	21,281	7,515
Alan J. Lacy	21,281	9,149
Linda Fayne Levinson	21,281	2,941
Roberto Mendoza	30,739	4,248
Michael A. Miles	21,281	7,515
Dennis Stevenson	29,557	4,085

All nonqualified stock option grants have ten year terms and are fully vested at the date of grant. All unrestricted stock unit awards are to be settled in shares of Western Union common stock.

With respect to Mr. Stevenson, who is a taxpayer of the United Kingdom, the Compensation Committee required that he receive a grant of nonqualified stock options and unrestricted stock units in lieu of receiving his annual retainer fees. Consistent with the Deferred Compensation Plan, the other directors had the option to receive their annual retainers in the form of cash or equity. The nonqualified stock option grants have ten year terms and are fully vested at the date of grant. In addition, all stock units awarded to directors (whether in lieu of their annual retainer fees, as part of their service grants or as part of their annual equity grants) will be settled in shares of Western Union common stock on the first business day in the month of January in the calendar year following the calendar year in which such individuals are no longer directors.

Multi-Year Equity Grants

On the Distribution Date, prior to the Distribution, the Compensation Committee granted equity awards to Western Union’s executive officers, including the following equity awards to the named executive officers:

Named Executive Officer	Stock Options	Restricted Stock	Restricted Stock Units
Christina A. Gold	957,598	132,319	—
Guy A. Battista	167,649	23,166	—
William D. Thomas	239,968	33,159	—
Hikmet Ersek	276,127	—	38,155
Ian Marsh	157,787	—	21,803

All nonqualified stock option grants have ten year terms and are subject to four year graded vesting schedules (25% vesting each year for four years), subject to the terms and conditions of the 2006 LTIP and the Severance Plan. All restricted stock awards

(or restricted stock unit awards, in the case of an executive officer whose primary work location is outside the U.S.) are subject to three year cliff vesting schedules (no vesting during first three years, after which the awards are 100% vested), subject to the terms and conditions of the 2006 LTIP and the Severance Plan. All restricted stock unit awards are to be settled in shares of Western Union common stock. These awards were in an amount equal to 225% of the recommended annual target dollar value to be received by each executive officer in order to cover the period beginning with the spin-off through the end of 2008.

Spin-off Related Equity Adjustments

Grant of Substitute Stock Options

In accordance with Section 5.01(b) of the Employee Matters Agreement, on the Distribution Date the Compensation Committee approved the grant of substitute options to purchase Western Union common stock under the 2006 LTIP or the 2006 Director’s Plan to each person who became an employee or director of Western Union immediately after the spin-off, including executive officers, and who held an outstanding option to purchase First Data common stock immediately prior to the spin-off.

Grant of Substitute Restricted Stock

In accordance with Section 5.02 of the Employee Matters Agreement, on the Distribution Date the Compensation Committee approved the grant of substitute restricted stock awards under the 2006 LTIP or the 2006 Director’s Plan to each person who became an employee or director of Western Union immediately after the spin-off, including executive officers, and who held an outstanding First Data restricted stock award immediately prior to the spin-off.

Grant of Substitute Restricted Stock Units

In accordance with Section 5.03 of the Employee Matters Agreement, on the Distribution Date the Compensation Committee approved the grant of substitute restricted stock unit awards under the 2006 LTIP or the 2006 Director’s Plan to each person who became an employee or director of Western Union immediately after the spin-off, including executive officers, and who held an outstanding First Data restricted stock unit award immediately prior to the spin-off.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Agreement

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Revolving Credit Agreement” is incorporated by reference into this Item 2.03.

On the Distribution Date, FFMC also agreed to fully and unconditionally guarantee (the “Subsidiary Guaranty”) the obligations of Western Union under the Revolving Credit Agreement. A copy of the Subsidiary Guaranty is attached hereto as Exhibit 10.6.1 and incorporated herein by reference into this Item 2.03.

FFMC Promissory Note

On September 27, 2006, FFMC declared and paid to First Data, as its sole stockholder, a dividend in the form of a promissory note in an aggregate principal amount of approximately $2.4 billion. The promissory note bore interest at 5.31375% per year and was payable upon demand at any time after September 29, 2006. On the

Distribution Date, following the Distribution, FFMC borrowed $2.4 billion under the FFMC Bridge Loan and used the proceeds to repay the promissory note.

Item 3.03.	Material Modification to Rights of Security Holders.

On the Distribution Date, prior to the Distribution, Western Union amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and by-laws (the “Amended and Restated By-laws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws is included in the information statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

On the Distribution Date, prior to the Distribution, the following persons were elected to Western Union’s Board of Directors (the “Board”) for a term expiring at the annual meeting of the stockholders of Western Union in the year set forth beside each such person’s name:

Christina A. Gold – 2007

Jack M. Greenberg – 2008

Dinyar S. Devitre – 2007

Betsy D. Holden – 2007

Alan J. Lacy – 2008

Linda Fayne Levinson – 2008

Roberto G. Mendoza – 2009

Michael A. Miles – 2009

Dennis Stevenson – 2009

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Resignation of Director

On the Distribution Date, prior to the Distribution, Scott Scheirman resigned from the Board. Mr. Scheirman remains as Executive Vice President, Chief Financial Officer and co-Principal Financial Officer of Western Union.

Appointment of Committee Members

On the Distribution Date, the Board appointed Mr. Devitre (Chair), Mr. Lacy, Ms. Levinson and Mr. Mendoza as members of the audit committee, Ms. Levinson (Chair), Ms. Holden, Mr. Mendoza and Mr. Stevenson as members of the compensation and benefits committee and Mr. Lacy (Chair), Ms. Holden, Mr. Miles and Mr. Stevenson as members of the corporate governance committee.

Information regarding the directors listed above is contained in the information statement filed as an exhibit to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

Stock Repurchase Plan

On the Distribution Date, Western Union announced that the Board has authorized the purchase of up to $1 billion of Western Union common stock on the open market through December 31, 2008. A copy of the press release announcing the repurchase plan is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

3.1	Amended and Restated Certificate of Incorporation of The Western Union Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

3.2	Amended and Restated By-laws of The Western Union Company (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

10.1	Tax Allocation Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.2	Employee Matters Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.3	Transition Services Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.4	Patent Ownership Agreement and Covenant Not to Sue, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.5	Retail Money Order Issuance and Management Agreement, dated as of August 14, 2006, between Integrated Payment Systems Inc. and Western Union Financial Services Inc.

10.6	Revolving Credit Agreement, dated as of September 27, 2006, among The Western Union Company, the banks named therein, as lenders, Wells Fargo Bank, National Association, as syndication agent, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners.

10.6.1	Subsidiary Guaranty, dated as of September 29, 2006, from First Financial Management Corporation in favor of Citibank, N.A., as agent for the Guaranteed Parties named therein.

10.7	Credit Agreement, dated as of September 27, 2006, among First Financial Management Corporation, the banks named therein, as lenders, Wachovia Bank, National Association, as syndication agent, Morgan Stanley Bank, as documentation agent, Citicorp North America, Inc., as administrative agent, and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Morgan Stanley Bank, as lead arrangers and book runners.

10.8	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form 10 (file no. 001-32903) and incorporated herein by reference thereto).

10.9	Letter Agreement, dated July 12, 2006, between The Western Union Company and David G. Barnes.

10.10	Employment Agreement, dated as of September 30, 2006, by and between Western Union LLC, The Western Union Company and Scott T. Scheirman.

10.11	The Western Union Company 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.12	The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.13	The Western Union Company Non-Employee Director Deferred Compensation Plan.

10.14	The Western Union Company Severance/Change in Control Policy.

10.15	The Western Union Company Senior Executive Incentive Plan.

10.16	The Western Union Company Supplemental Incentive Savings Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.17	The Western Union Company Grandfathered Supplemental Incentive Savings Plan.

99.1	Press Release dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: October 3, 2006.	By:	/s/ Sarah J. Kilgore
		Name:	Sarah J. Kilgore
		Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

3.1	Amended and Restated Certificate of Incorporation of The Western Union Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

3.2	Amended and Restated By-laws of The Western Union Company (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

10.1	Tax Allocation Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.2	Employee Matters Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.3	Transition Services Agreement, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.4	Patent Ownership Agreement and Covenant Not to Sue, dated as of September 29, 2006, between First Data Corporation and The Western Union Company.

10.5	Retail Money Order Issuance and Management Agreement, dated as of August 14, 2006, between Integrated Payment Systems Inc. and Western Union Financial Services Inc.

10.6	Revolving Credit Agreement, dated as of September 27, 2006, among The Western Union Company, the banks named therein, as lenders, Wells Fargo Bank, National Association, as syndication agent, Citibank, N.A., as administrative agent, and Citigroup Global Markets Inc. and Wells Fargo Bank, National Association, as joint lead arrangers and joint book runners.

10.6.1	Subsidiary Guaranty, dated as of September 29, 2006, from First Financial Management Corporation in favor of Citibank, N.A., as agent for the Guaranteed Parties named therein.

10.7	Credit Agreement, dated as of September 27, 2006, among First Financial Management Corporation, the banks named therein, as lenders, Wachovia Bank, National Association, as syndication agent, Morgan Stanley Bank, as documentation agent, Citicorp North America, Inc., as administrative agent, and Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Morgan Stanley Bank, as lead arrangers and book runners.

10.8	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form 10 (file no. 001-32903) and incorporated herein by reference thereto).

10.9	Letter Agreement, dated July 12, 2006, between The Western Union Company and David G. Barnes.

10.10	Employment Agreement, dated as of September 30, 2006, by and between Western Union LLC, The Western Union Company and Scott T. Scheirman.

10.11	The Western Union Company 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.12	The Western Union Company 2006 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.13	The Western Union Company Non-Employee Director Deferred Compensation Plan.

10.14	The Western Union Company Severance/Change in Control Policy.

10.15	The Western Union Company Senior Executive Incentive Plan.

10.16	The Western Union Company Supplemental Incentive Savings Plan (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (file no. 333-137665) and incorporated herein by reference thereto).

10.17	The Western Union Company Grandfathered Supplemental Incentive Savings Plan.

99.1	Press Release dated September 29, 2006.